EXHIBIT 4.2


The securities represented by this Warrant and issuable upon exercise hereof have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the provisions of any applicable state securities laws, but have been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the Act, and under any applicable state securities laws. These securities and the securities issued upon exercise hereof may not be sold, pledged, transferred or assigned, nor may this Warrant be exercised, except in a transaction which is exempt under the provisions of the Act and any applicable state securities laws or pursuant to an effective registration statement.



                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------

Date of Issuance: July 6, 2005                              Certificate No. W-1

     For value received, Navidec Financial Services, Inc., a Colorado corporation (the "Company"), hereby grants to The Elevation Fund, LLC, a Delaware limited liability company or its permitted transferees and assigns ("Elevation"), the right to purchase from the Company a total of 100,000 shares of the Company's common stock, par value $0.001 per share ("Common Stock"), at a price per share of equal to $1.00 per share (the "Initial Exercise Price"). The exercise price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided in Section 2 hereof. This Warrant is being issued in connection with the Loan Agreement between Elevation and the Company of even date herewith (the "Loan Agreement"). Certain capitalized terms used herein are defined in Section 4 hereof.

     This Warrant is subject to the following provisions:

     SECTION 1. Exercise of Warrant.
                -------------------

          (a) Terms of Warrants; Exercise Period. Subject to the terms of this Agreement, the Registered Holder shall have the right, commencing on the date hereof and expiring on the five year anniversary hereof (the "Expiration Date"), to exercise this Warrant, in whole or in part, and receive from the Company the number of Warrant Shares which the Registered Holder may at the time be entitled to receive on exercise of this Warrant and payment of the Exercise Price then in effect for the Warrant Shares. To the extent not exercised prior to the Expiration Date, this Warrant shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

          (b) Exercise Procedure.

              (i) This Warrant shall be deemed to have been exercised on the date specified in a written notice from the Registered Holder to the Company (the "Exercise Time") and within three business days following the Exercise Time, the Registered Holder shall deliver the following to the Company:

              (A) a completed Exercise Agreement, as described in Section 1(c) below;

              (B) this Warrant;

              (C) if this Warrant is not registered in the name of the Registered Holder, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Registered Holder, in which case the Registered Holder shall have complied with the provisions set forth in Section 6 hereof; and

              (D) a check payable to the Company in an amount equal to the product of the Exercise Price (as such term is defined in Section 2) multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price").

              (ii) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Registered Holder within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant that have not expired or been exercised and shall, within such five day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

              (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Registered Holder at the Exercise Time, and the Registered Holder shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

              (iv) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

              (v) The Company shall assist and cooperate with the Registered Holder or any Registered Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant.

              (vi) The Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the Exercise Price therefor, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which securities of the Company may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

          (c) Exercise Agreement. Upon any exercise of this Warrant, the Registered Holder shall deliver an Exercise Agreement in the form set forth in
Exhibit I hereto, except that if the Warrant Shares are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued. Such Exercise Agreement shall be dated the actual date of execution thereof.

     SECTION 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Initial Exercise Price shall be subject to adjustment from time to time as provided in this
Section 2 (such price or such price as last adjusted pursuant to the terms hereof, as the case may be, is herein called the "Exercise Price"), and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

          (a) Reorganization, Reclassification, Consolidation, Merger or Sale. In case of any reclassification, capital reorganization, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or any other change in the Common Stock of the Company, other than as a result of a subdivision, combination, or stock dividend provided for in Section 2(b) below (any of which, a "Change Event"), then, as a condition of such Change Event, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Registered Holder, so that the Registered Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant (subject to adjustment of the Exercise Price as provided in Section 2), the kind and amount of shares of stock and other securities and property receivable in connection with such Change Event by a holder of the same number of shares of Common Stock as were purchasable by the Registered Holder immediately prior to such Change Event. In any such case appropriate provisions shall be made with respect to the rights and interest of the Registered Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

              (b) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant (i) subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or (ii) issue additional shares of its Common Stock or other equity securities as a dividend with respect to any shares of its Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this
Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

          (c) Issuance of New Warrant. Upon the occurrence of any of the events listed in this Section 2 that results in an adjustment of the type, number or exercise price of the securities underlying this Warrant, the Registered Holder shall have the right to receive a new warrant reflecting such adjustment upon the Registered Holder tendering this Warrant in exchange. The new warrant shall otherwise have terms identical to this Warrant.

          (d) Notices.

              (i) The Company shall give written notice to the Registered Holder of this Warrant at least 10 days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any event described in this Section 2 or any dissolution or liquidation.

              (ii) The Company shall also give written notice to the Registered Holder of this Warrant at least 10 days prior to the date on which any event described in this Section 2 or any dissolution or liquidation shall take place.

     SECTION 3. Registration Rights.

          (a) Piggyback Registration.

              (i) If, at any time commencing on the date hereof and expiring on the Expiration Date, the Company prepares and files a Registration Statement under the Act or otherwise registers securities under the Act as to any of its securities (other than under a Registration Statement pursuant to Form S-8 or Form S-4) (each such filing, a "Registration Document"), it will give written notice by registered mail, at least 20 days prior to the filing of such Registration Document to the Registered Holders of the Registrable Securities of its intention to do so; provided, however, that the Company is not required to include any Registrable Securities in the registration statement on Form SB-2 filed by the Company on June 21, 2005. The Company shall include all Registrable Securities in such Registration Documents with respect to which the Company has received written requests for inclusion therein within 10 days of actual receipt of the Company's notice.

              (ii) Subject to the Loan Agreement, the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 3(a) (irrespective of whether a written request for inclusion of any Registration Securities shall have been made) to elect not to file any such Registration Document, or to withdraw the same after the filing but prior to the effective date thereof.

          (b) Covenants of the Company with Respect to Registration. In connection with the filing of any Registration Document by the Company, the Company covenants and agrees as follows:

              (i) The Company shall use its best efforts to have any registration statement declared effective at the earliest practicable time. The Company will promptly notify each Registered Holder of such Registrable Securities and confirm such advice in writing, (i) when such registration statement becomes effective, (ii) when any post-effective amendment to such registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information.

              (ii) The Company shall furnish to each Registered Holder of such Registrable Securities such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including each preliminary prospectus and summary prospectus) in conformity with the requirements of the Act, and such other documents as the Registered Holders may reasonably request in order to facilitate the disposition of the Registrable Securities by such Registered Holders.

              (iii) If the Company shall fail to comply with the provisions of Sections 3(a) and 3(b), the Company shall, in addition to any other equitable or other relief available to the Registered Holder(s), be liable for any or all special and consequential damages sustained by the Registered Holder(s) requesting registration of their Registrable Securities.

              (iv) The Company shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to keep such registration statement effective for at least 12 months (or such longer period as permitted by the Act), and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Registered Holder or Registered Holders of Registrable Securities set forth in such registration statement. If at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any such registration statement, the Company will promptly notify each Registered Holder of Registrable Securities and will use all reasonable efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will use its good faith reasonable efforts and take all reasonably necessary action which may be required in qualifying or registering the Registrable Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are required by the Registered Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction. The Company shall use its good faith reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities of the United States or any State thereof as may be reasonably necessary to enable the Registered Holder(s) thereof to consummate the disposition of such Registrable Securities.

              (v) The Company shall indemnify the Registered Holder(s) of the Registrable Securities to be sold pursuant to any registration statement and each person, if any, who controls such Registered Holders within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement.

              (vi) If requested by the Company prior to the filing of any registration statement covering the Registrable Securities, each of the Registered Holder(s) of the Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from written information furnished by such Registered Holder, or their successors or assigns, for specific inclusion in such registration statement, except that the maximum amount which may be recovered from each Registered Holder pursuant to this paragraph or otherwise shall be limited to the amount of net proceeds received by the Registered Holder from the sale of the Registrable Securities.

              (vii) Nothing contained in this Agreement shall be construed as requiring the Registered Holder(s) to exercise their Warrants prior to the filing of any registration statement or the effectiveness thereof.

              (viii) The Company shall not, directly or indirectly, enter into any merger, business combination or consolidation in which (i) the Company shall not be the surviving corporation and (ii) the shareholders of the Company are to receive, in whole or in part, capital stock or other securities of the surviving corporation, unless the surviving corporation shall, prior to such merger, business combination or consolidation, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which the Registered Holders would be entitled to receive in exchange for Registrable Securities under any such merger, business combination or consolidation, provided that to the extent such securities to be received are convertible into shares of Common Stock of the issuer thereof, then any such shares of Common Stock as are issued or issuable upon conversion of said convertible securities shall also be included within the definition of "Registrable Securities."

              (ix) In the event of an underwritten registered offering the managing underwriter(s) advise the Company in writing that in their opinion the number of Registrable Securities exceeds the number of Registrable Securities which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration the number of Registrable Securities requested to be included which in the opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder. In the event the number of shares available under a registration statement filed pursuant to
Section 3(a) is insufficient to cover 100% of the Registrable Securities required to be covered by such Registration Statement, the Company shall amend the registration statement, or file a new registration statement (on the short form available therefor, if applicable), or both, so as to cover 100% of the number of such Registrable Securities as of the trading day immediately preceding the date of the filing of such amendment or new registration statement, in each case, as soon as practicable. The Company shall use its reasonable best efforts to cause such amendment or new registration statement to become effective as soon as practicable following the filing thereof.

              (x) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company will be borne by the Company. In no event shall the Company be obligated to pay any discounts or commissions with respect to the shares sold by any holder of Registrable Securities.

     SECTION 4. Definitions. The following terms have the meanings set forth below:

     "Act" means the Securities Act of 1933, as amended.

     "Convertible Securities" means any evidence of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall be determined on a per Share basis as of the close of the business day preceding the date of exercise, which determination shall be made as follows: (a) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on either the National Market System or the Small Cap Market of the automated quotation service operated by The Nasdaq Stock Market, Inc., the Fair Market Value shall be the last reported sale price of that security on such exchange or system on the day for which the current market price is to be determined or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; (b) if the Common Stock is not so listed or quoted or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the last reported highest bid and lowest asked prices quoted on the Nasdaq Electronic Bulletin Board, or, if not so quoted, then by the National Quotation Bureau, Inc. on the last business day prior to the day for which the Fair Market Value is to be determined; or (c) if the Common Stock is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the Fair Market Value shall be determined by the Company's Board of Directors in its reasonable, good faith judgment.

     "Options" means rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

     "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Registered Holders" means, collectively, Elevation and each other holder of a Warrant or Warrant Shares, if any, reflected as such on the books of the Company.

     "Registrable Securities" means the Warrant Shares.

     "Warrant" means the right to purchase one or more Warrant Shares pursuant to the terms of this Warrant, as the same may be transferred, divided or exchanged pursuant to the terms hereof.

     "Warrant Shares" means shares of the Common Stock issuable upon exercise of the Warrant; provided, however, that if there is a change such that the securities issuable upon exercise of the Warrant are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrant if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

     SECTION 5. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

     SECTION 6. Warrant Transferable. Subject to compliance with applicable securities laws and the terms of this Section 6, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

     SECTION 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

     SECTION 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at the expense of the Registered Holder) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     SECTION 9. Notices. All notices, requests, deliveries, consents and other communications provided for herein shall be in writing and shall be effective upon delivery in person, faxed, or mailed by certified or registered mail, return receipt requested, postage pre-paid, addressed as follows:

         If to the Company, to:

                  Navidec Financial Services, inc.
                  6399 S. Fiddler's Green Circle, Suite 300
                  Greenwood Village, CO 80111
                  Attn: Robert D. Grizzle

                  with a copy to:

                  Ballard Sphar Andrews & Ingersoll, LLP
                  1225 17th Street
                  Suite 2300
                  Denver, CO  80202-5596
                  Attn: Roger Davidson
                  Fax: (303) 296-3956

         If to Elevation, to:

                  The Elevation Fund, LLC
                  8400 East Prentice Avenue
                  Penthouse, Suite 1500
                  Greenwood Village, CO 80111
                  Attn:  Lance J. Baller
                  Fax No.:  (303) 265-9382

                  with a copy to:

                  Brownstein Hyatt & Farber, P.C.
                  410 Seventeenth Street, 22nd Floor
                  Denver, CO  80202
                  Attn:  Adam J. Agron
                  Fax No.:  (303) 223-1111

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Registered Holder of Warrants) or to the Registered Holders of Warrants (in the case of the Company) in accordance with the provisions of this paragraph.

     SECTION 10. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the Warrant Shares obtainable upon exercise of the then-outstanding Warrants; provided, however, that no such action may change the Exercise Price of the Warrants or the number of shares or class of capital stock obtainable upon exercise of each Warrant without the written consent of all Registered Holders.

     SECTION 11. Descriptive Headings; Governing Law.

          (a) The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

          (b) All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

     SECTION 12. Warrant Register. The Company shall maintain at its principal executive office books for the registration and the registration of transfer of this Warrant. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

     SECTION 13. Fractions of Shares. The Company may, but shall not be required, to issue a fraction of a Warrant Share upon the exercise of this Warrant in whole or in part. As to any fraction of a share which the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the market price of a Warrant Share on the date of such exercise (as determined by the board of directors in its reasonable discretion).

                                    * * * * *

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated as of the Date of Issuance hereof.

                        NAVIDEC FINANCIAL SERVICES, INC.


                                  By:  /s/ Robert D. Grizzle
                                       -----------------------------------------
                                       Name: Robert D. Grizzle
                                       Title: President, Chief Operating Officer
                                       and Chief Financial Officer